Exhibit 10.5
MBNA CORPORATION
1997 LONG TERM INCENTIVE PLAN

POLICIES

1. General

Unless otherwise provided by the committee (the "Committee") administering the MBNA Corporation 1997 Long Term Incentive Plan ("Plan"), the grants of stock options and restricted or unrestricted share awards shall be governed by the terms and policies set forth herein.

2. Definitions

(a) "Cause" means the occurrence of one of the following:

(i) the willful and continued failure by the participant to substantially perform the person's duties with the Corporation as such duties may be reasonably defined from time to time; or

(ii) a significant violation of the Corporation's code of ethics; or

(iii) a felony conviction or guilty plea that results in a sentence that is not suspended of incarceration of 6 months or more.

(b) "Change in Control" means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation or any corporation or other entity controlled by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation or other entity controlled by the Corporation, (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this section (b), or (E) any acquisition by an underwriter temporarily holding securities pursuant to an offering; or

(ii) Individuals who, as of the date of the amendment of this section2(b), constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Corporation (the "Board"); provided, however, that any individual becoming a director subsequent to the date of such amendment whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval, without prior written notice to the Board objecting to the nomination, of a proxy statement in which the individual was named as a nominee) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (or a corporation or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries (either corporation or other entity, a "Resulting Corporation")) in substantially the same proportion as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any Resulting Corporation or any employee benefit plan (or related trust) of the Corporation, such Resulting Corporation or any corporation controlled by either) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Without in any way broadening the definition of "beneficial owner", for purposes of this definition, no Person will be the "beneficial owner" of any security solely (1) because the security has been tendered into a tender or exchange offer until the tendered security is accepted for payment or exchange or (2) because of the power to vote or direct the voting of the security pursuant to a revocable proxy given in response to a public proxy or consent solicitation that was made to more than ten holders of a class of security that is then registered under Section 12 of the Exchange Act. In addition, a Change in Control shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 40% of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities as a result of the acquisition of securities by the Corporation or any corporation or other entity controlled by the Corporation; provided that, if after such acquisition by the Corporation or corporation or other entity such Person becomes the beneficial owner of additional Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities that increases the percentage beneficially owned by such Person and the percentage continues to be above 40%, a Change in Control of the Corporation shall then occur.

(c) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

(d) "Corporation" means, for purposes of Sections 2(b) and 8 hereof, MBNA Corporation, and for all other purposes, MBNA Corporation and any “subsidiary corporation” of MBNA Corporation as defined in Section 424(f) of the Code, or any successor statute of similar import.

(e) "Competition" means acting as a director, trustee, partner, officer, employee, consultant or advisor with or to, or acquiring an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any business which competes with the Corporation or any subsidiary of the Corporation as determined by the Committee in its sole discretion.

(f) "Disability" means a permanent and total disability as defined in the Corporation's long term disability or similar plan, as from to time in effect, or by the Committee.

(g) "Retirement" means voluntary termination of employment with the Corporation and its Subsidiaries at or after age 60 except with the approval of the Committee.

3. Stock Options

(a) Exercise Price. The exercise price of stock options may be paid in cash or, with respect to incentive stock options, by delivery of any previously owned shares of Common Stock acquired upon exercise of an incentive stock option provided that the shares have been held by the optionee for at least twelve months. The fair market value of shares of Common Stock delivered as payment of the exercise price of options shall be determined on the date of exercise. Any fractional share will be paid in cash.

(b) Term. The Committee shall determine when each option may be exercised at the time of grant. Unless otherwise determined by the Committee at the time of grant and specified in the document evidencing the grant, each option shall have a term of ten years from the date of grant. The Committee may amend any outstanding option to accelerate the date on which an option becomes exercisable.

(c)   Termination of Employment.   If a participant ceases to be an employee of the Corporation due to death or Disability, each of the participant's options shall become fully vested and exercisable and shall remain so for a period of one year from the date of termination of employment, but in no event after its expiration date.

If a participant ceases to be an employee of the Corporation upon Retirement, each of the participant’s options shall become fully vested and exercisable and shall remain so for a period of two years from the date of Retirement, but in no event after its expiration date.

If a participant ceases to be an employee of the Corporation due to Cause, each of the participant's options shall be forfeited immediately, whether or not vested.

If a participant ceases to be an employee of the Corporation for any reason other than death, Disability, Retirement or Cause, each option of the participant which is vested and exercisable at the termination date shall remain so for a period of ninety days from the date of termination of employment, but in no event after its expiration date. Options which have not vested at the termination date will be forfeited.

If a participant engages in Competition without written approval from the Corporation to do so, each of the participant’s options shall be forfeited immediately, whether or not vested.

The Committee may amend any outstanding option to extend the period for exercise following termination of employment.

(d) Restrictions on Incentive Stock Options. The aggregate fair market value (determined as of the grant date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any participant in any calendar year under this or any other plan of the Corporation or any related or predecessor corporation of the Corporation or any related corporation (as defined in the applicable regulations under the Code) may not exceed $100,000.

The exercise price of any incentive stock option granted to a participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Corporation or any related corporation shall be not less than 110% of the fair market value of the Common Stock on the grant date and the term of such option shall not exceed five years.

4. Restricted and Unrestricted Share Awards

Each award of shares shall specify the applicable restrictions, if any, on such shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a portion of the shares that are part of the award. The Committee may reduce or shorten the duration of any restriction applicable to any shares awarded to any participant under the Plan.

Restricted shares shall be issued at the time of award, subject to forfeiture if the restrictions do not lapse. The holder of the restricted shares will be required to deposit the certificates with the Corporation during the period of any restriction thereon and to execute a blank stock power therefor. During such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive cash dividends (or amounts equivalent to dividends) and to vote, except that additional shares of stock distributed to the participant pursuant to a stock dividend or stock split shall be restricted shares and shall be deposited with the Corporation during the period of any restriction thereon.

Except as otherwise provided by the Committee, on termination of a grantee's employment due to death, Disability, Retirement or a Change in Control during any period of restriction, all restrictions on shares awarded to such grantee shall lapse. On termination of a grantee's employment for any other reason, all shares granted to such grantee which are subject to restriction shall be forfeited to the Corporation.

5. Withholding of Taxes

The Corporation shall require that the grantee pay to the Corporation any federal, state or local taxes of any kind required by law to be withheld with respect to any grant, payment or issuance or delivery of shares. The payment may be made in cash or, with respect to the exercise of stock options or vesting of restricted shares, by delivering shares of Common Stock, including shares of Common Stock otherwise deliverable in connection with the exercise of the stock options or vesting of the restricted shares, at fair market value on the date as of which the withholding tax liability is determined. In the event of vesting of restricted shares upon the death of the holder of the restricted shares, the holder’s estate or other successor in interest shall have up to 90 days after the vesting date to deliver shares of Common Stock to satisfy the tax withholding payment, with the shares valued at fair market value on the date of delivery of the shares or the date the Corporation receives instructions to withhold shares otherwise deliverable upon vesting. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or the issuance or delivery of shares under the Plan, or to retain or sell without notice a sufficient number of shares to be issued to such grantee to cover any such taxes.

6. Transferability

Except as provided below, no option or restricted share award (prior to lapse of the restrictions) granted under the Plan shall be transferable by the recipient otherwise than by will or the laws of descent and distribution. The holder of non-qualified options or restricted shares may designate a beneficiary to receive nonqualified options or restricted shares in the event of his or her death, with such designation to be made on a form provided by the Corporation and signed by the holder, and in accordance with such other procedures as the Corporation may determine. A beneficiary designation form will be effective when received and accepted by the Corporation’s Benefits Department. An option may be exercised during the lifetime of an optionee only by the optionee or his or her guardian or legal representative, and after the optionee’s death only by the optionee’s designated beneficiary or the person to whom such option is transferred pursuant to the optionee’s will or by laws of descent or distribution.

7. Transfer of Employee; Rights

Transfer of an employee from the Corporation to a subsidiary, from a subsidiary to the Corporation, or from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Corporation as continuing intact the employment relationship, until the employee's right to reemployment shall no longer be guaranteed by law, contract or Corporation policy.

Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

8. Adjustments; Change in Control

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, substantial distribution of assets, or any other change in the corporate structure or shares of the Corporation, the number and kind of shares covered by outstanding options and share awards made under the Plan and the exercise price of outstanding options shall be appropriately adjusted.

In the event of a Change in Control, all outstanding options and all restricted shares shall be exercisable and shall vest, notwithstanding any restriction on exercise or vesting, upon the effective date of the Change in Control.

The Committee may amend or modify the grant of any outstanding option or restricted share award in any manner determined by the Committee. No modification may be made that would materially adversely affect any grant previously made under the Plan without the approval of the grantee.

9. Deferral of Shares Upon Exercise of Director Stock Options

(a) A nonemployee director may make an advance election to defer receipt of the shares deliverable by the Corporation upon exercise of a stock option. A deferral election with respect to a stock option must be made (i) at least six months prior to the date the director exercises the stock option and (ii) in a calendar year prior to the year in which the director exercises the stock option. A deferral election may not be revoked or changed after it is made.

(b) The exercise price for a stock option subject to a deferral election shall be paid by the tender of shares of Common Stock with a then-fair market value equal to the option exercise price. The shares must be shares purchased on the open market with cash, or shares acquired pursuant to exercise of a nonemployee director stock option at least six months prior to the date of tender, or shares that otherwise constitute “mature shares” for financial accounting purposes. The tendered shares may not be shares previously tendered for the exercise of a stock option within the previous six months. Shares may be tendered by the actual delivery of the certificate(s) representing the shares or by certifying ownership of the shares on forms provided by the Corporation. The Committee expressly approves the disposition of the tendered shares to the Corporation as described in this section 9(b).

(c) For the period that the shares are deferred, the Corporation shall pay the director an amount equal to the dividends that the director would have received after exercise of the option had the deferred shares been outstanding shares of Common Stock ("dividend equivalent payment"). Each dividend equivalent payment shall be paid in cash or, if elected by the director on the deferral election form, shall be deferred into and otherwise subject to the terms of the Corporation’s deferred compensation plan.

(d) The director’s right to receive the shares deferred and the dividend equivalent payments shall at all times be fully vested, but shall be an unfunded, unsecured promise of future delivery of shares or payment by the Corporation and shall be not greater than the right of an unsecured general creditor of the Corporation. The shares deferred shall be distributed to the director on the date or dates specified by the director on the deferral election form, provided that a distribution may not be any earlier than two years from the exercise date of the option or any later than ten years from the date the person ceases to be a director of the Corporation. In the event of the death of the director, any remaining deferred shares shall be delivered to the beneficiary designated by the director or to the director’s estate if no beneficiary is designated.

(e) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, substantial distribution of assets, or any other change in the corporate structure or shares of the Corporation, the Committee shall adjust the number and kind of shares deferred as it deems appropriate to prevent dilution or enlargement of rights. In addition to making such adjustments, the Committee may make appropriate provision for the protection of outstanding deferred share units by the substitution of appropriate equity interests or awards similar to the deferred share units or by providing for the distribution of shares or the exchange of shares for cash or other value pursuant to such terms and conditions as the Committee deems appropriate to protect the rights and interests of the director and the Corporation.